Exhibit 5.1

April 1, 2024

Green Thumb Industries Inc.

325 West Huron Street, Suite 700

Chicago, Illinois 60654

Dear Sirs/Mesdames:

Re:	Green Thumb Industries Inc. – Registration Statement on Form S-3

We have acted as Canadian counsel to Green Thumb Industries Inc. (the “Corporation”), a corporation existing under the laws of the Province of British Columbia, in connection with the preparation and filing with the United States Securities and Exchange Commission (the “Commission”) of a Registration Statement (the “Registration Statement”) on Form S-3 under the United States Securities Act of 1933, as amended (the “Act”). The Registration Statement registers the issuance and sale of the Corporation’s subordinate voting shares (“Subordinate Voting Shares”), warrants to purchase Subordinate Voting Shares (“Warrants”), and units, comprised of one or more of the securities described therein, in any combination (“Units” and together with the Subordinate Voting Shares and Warrants, the “Securities”), all of which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Act.

The Registration Statement includes a prospectus (the “Prospectus”), which provides that it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”). For purposes hereof, references to Registration Statement shall be read to include the Prospectus.

We are qualified to carry on the practice of law in the Province of British Columbia. Our opinion below is expressed only with respect to the laws of the Province of British Columbia and the federal laws of Canada applicable therein, in each case, in effect on the date hereof. We express no opinion with respect to the laws of any other jurisdiction.

In connection with this opinion, we have examined a copy of the Registration Statement. We have also considered such questions of law, examined such statutes, regulations, corporate documents, records and certificates, opinions and instruments and have made such other investigations as we have considered necessary or desirable in connection with the opinions hereinafter set forth including, without limitation, a certificate of an officer of the Corporation (the “Corporate Certificate”) dated the date hereof addressed to Dentons Canada LLP, with respect to certain factual matters.

We have relied upon the Corporate Certificate with respect to the accuracy of the factual matters contained therein, which matters have not been independently investigated or verified by us, and we have assumed that all factual statements made in the Corporate Certificate are complete, true and accurate as of the date of this opinion letter. To the extent that the Corporate Certificate, and any other certificate or document reference herein, is based on any assumption, given in reliance on any other certificate or document, understanding or other criteria or is made subject to any limitations, qualification or exception, our opinions are also so based, given on such reliance and so made subject.

In connection with our opinion, we have assumed that: (i) all information contained in all documents reviewed by us is true and correct, (ii) the genuineness of all signatures on all documents reviewed by us, (iii) the authenticity and completeness of all documents submitted to us as originals, (iv) the conformity to authentic originals of all documents submitted to us as certified or photostatic copies, (v) each natural person signing any document reviewed by us had the legal capacity to do so, none of which facts we have independently verified, (vi) no order, ruling or decision of any court or regulatory or administrative body is in effect at any relevant time that restricts the issuance of the Securities, (vii) there is no foreign law that would affect the opinion expressed herein, and (viii) at the time of the execution and delivery of any documents relating to the Securities or the offering thereof, to the extent such documents purport to constitute agreements, such documents constitute valid and binding obligations of such parties. We also have assumed the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents.

We have also assumed that at all relevant times:

1.	the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and such effectiveness will not have been terminated or rescinded;

2.	a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby;

3.

all Securities will be offered, issued and sold in compliance with applicable United States and Canadian federal, state and provincial securities laws and in the manner stated in the Registration Statement and the Prospectus Supplement, and at all times in compliance with the rules and regulations of the stock exchanges on which the securities of the Corporation are listed or quoted for trading;

4.

the Corporation has the necessary corporate power and capacity to execute, deliver and perform its obligations under the terms and conditions of any purchase, underwriting or other agreement, indenture or instrument relating to the Corporation’s creation, authentication, issuance, sale and/or delivery of the Securities to which the Corporation is party (any such agreements, collectively, the “Agreement”);

5.

the Corporation has the necessary corporate power and capacity to authorize, create, authenticate, validly issue, sell and deliver the Securities and perform its obligations under the terms and conditions of the Securities;

6.

all necessary corporate action has been taken by the Corporation to duly authorize the execution and delivery by the Corporation of the Agreement and the performance of its obligations under the terms and conditions thereof;

7.

all necessary corporate action has been taken by the Corporation to duly authorize, create, authenticate, sell, deliver and validly issue the Securities and to perform its obligations under the terms and conditions of the Securities, and all of the terms and conditions relevant to the execution, delivery and issuance of the Securities in the applicable Agreement have been complied with;

8.	all necessary corporate action has been taken by the Corporation to duly authorize the terms of the offering of the Securities and related matters;

9.	the Corporation has complied, and will comply, with Division 8 of the Business Corporations Act (British Columbia);

10.

the Agreement (i) has been duly authorized, executed and delivered by all parties thereto and such parties have the capacity to do so; (ii) constitutes a legal, valid and binding obligation of all parties thereto; (iii) is enforceable in accordance with its terms against all parties thereto; and (iv) is governed by the laws of the Province of British Columbia;

11.	the Securities have been duly authorized, created, authenticated, sold and delivered and validly issued by the Corporation and any other person signing or authenticating the Securities, as applicable;

12.

the execution and delivery of the Agreement and the performance by the Corporation of its obligations under the terms and conditions thereunder do not and will not conflict with and do not and will not result in a breach of or default under, and do not and will not create a state of facts which, after notice or lapse of time or both, will conflict with or result in a breach of or default under any of the terms or conditions of the notice of articles or articles of the Corporation, any resolutions of the board of directors or shareholders of the Corporation, any agreement or obligation of the Corporation, or applicable law;

13.

the authorization, creation, authentication, sale, delivery and issuance of the Securities and the Corporation’s performance of its obligations under the terms and conditions of the Securities do not and will not conflict with and do not and will not result in a breach of or default under, and do not and will not create a state of facts which, after notice or lapse of time or both, will conflict with or result in a breach of or default under any of the terms or conditions of the notice of articles or articles of the Corporation, any resolutions of the board of directors or shareholders of the Corporation, any agreement or obligation of the Corporation, or applicable law, and, at the time of any distribution of, or trade in, Securities, no order ruling or decision is in effect that restricts any trade in such Securities or that affects anyone who engages in such trade; and

14.

the terms of the offering of the Securities and related matters do not and will not conflict with and do not and will not result in a breach of or default under, and do not and will not create a state of facts which, after notice or lapse of time or both, will conflict with or result in a breach of or default under any of the terms or conditions of the notice of articles or articles of the Corporation, any resolutions of the board of directors or shareholders of the Corporation, any agreement or obligation of the Corporation, or applicable law.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that, upon payment for the applicable Securities provided for in the applicable Agreement and when issued, sold and delivered in accordance with such Agreement, (i) the Subordinate Voting Shares will be validly issued, fully paid and non-assessable shares in the capital of the Corporation, and (ii) the Warrants and the Units will be validly created and issued securities of the Corporation and will be binding obligations of the Corporation.

This opinion letter is furnished solely for the benefit of the addressee in connection with the filing of the Registration Statement with the Commission and is not to be transmitted to any other person, nor is it to be relied upon by any other person or used for any other purpose or referred to in any public document or filed with any government agency or other person without our prior express consent. Our opinions are given as of the date of this opinion letter. Among other things, our opinions do not take into account any circumstance (including changes in law or facts or the conduct of any of the relevant parties) that may occur after that date. We assume no obligation to update or supplement any of the opinions set forth herein to reflect any changes of law or fact that may occur.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required by the Act or the rules and regulations promulgated thereunder.

Yours very truly,

/s/ Dentons Canada LLP